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                                                                   EXHIBIT 5.01
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                      [LETTERHEAD OF FENWICK & WEST LLP]






                                 June 19, 1997

At Home Corporation
425 Broadway Street
Redwood City, CA  94063


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "Commission") on May 16, 1997 (Registration No. 333-27323) and Amendment No. 1 to such Registration Statement to be filed by you with the Commission on or about June 19, 1997 (collectively, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 9,200,000 shares of your Series A Common Stock (the "Stock").

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2) your registration statement on Form 8-A (File Number 0-22697) filed with the Commission on June 13, 1997;

     (3)  the prospectus prepared in connection with the Registration Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that you have provided to us;

     (5) the stock records that you have provided to us (consisting of a list of holders of Series A Common Stock as of June 17, 1997, a list of holders of Preferred Stock as of May 31, 1997 and a list of holders of options and warrants to purchase your capital stock as of June 17, 1997 that were each prepared by you); and

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed
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At Home Corporation
June 19, 1997
Page 2


by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the up to 9,200,000 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the relevant prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By:  /s/ Laird H. Simons III
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